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                                                                   EXHIBIT 23.2


                      CONSENT OF HOLLAND SHIPES VANN, P.C.


Independent Auditors' Consent

We consent to the incorporation by reference in the Amended Current Report on Form 8-K/A of Lahaina Acquisitions, Inc. dated August 23, 1999 and filed with the commission on September 30, 1999, of our report dated September 9, 1999 (except for Note 12 as to which the date is September 21, 1999), and our report Dated September 9, 1999 (except for Note 13, as to which the date is September 21, 1999), appearing in this Annual Report on Form 10-K of Lahaina Acquisitions, Inc. for the period ended September 30, 1999.


/s/HOLLAND SHIPES VANN, P.C.
Atlanta, Georgia
January 13, 2000